Exhibit 10.2

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

This Amendment (this “Amendment”) to that certain Convertible Promissory Note, dated as of May 26, 2023, as amended from time to time (the “Note”) by and among Pono Capital Two, Inc., a Delaware corporation (the “Maker”), SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Payee”) , and with respect to Section 2 below only, Pono Two Merger Sub, Inc., Mehana Capital LLC, and Yoshiyuki Aikawa, is made and entered into effective as of February 27, 2024 by Maker and Payee.

W I T N E S S E T H:

WHEREAS, Payee made a loan to Maker in the original principal amount of one million dollars ($1,000,000) as evidenced by the Note; and

WHEREAS, the parties now desire to amend the provisions of the Note and make certain other agreements as set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Modifications to the Note.

A. Section 1 of the Note shall be amended to read as follows:

Principal. Subject to the terms and conditions herein, the principal balance of this Note of $2,700,000 (the “Principal Amount”), shall be due and payable on the earlier of (i) the first Business Day following the effective date of the consummation of the transactions as set forth in the Amended and Restated Agreement and Plan of Merger by and among the Maker, Pono Two Merger Sub, Inc., Mehana Capital LLC, Yoshiyuki Aikawa and the Payee (as the same may be amended from time to time, the “Merger Agreement”), and (ii) August 29, 2024 (as applicable, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). The transactions as set forth in the Merger Agreement are referred to as the “Business Combination”. The Principal Amount may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. The Payee understands that if the Maturity Date is determined pursuant to the provisions of clause (ii) or clause (iii) of this Section 1, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

2.	Release and Covenant Not to Sue. In consideration of the foregoing, Maker and Payee as well as Pono Two Merger Sub, Inc., Mehana Capital LLC, and Yoshiyuki Aikawa each (the “Releasor”) hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, obligations, costs, expenses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby. Each Releasor hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasor pursuant to this Section 2.

3.	Modifications to Note and Amendment. No provision of the Note or this Amendment may be waived, amended or supplemented except by a written instrument executed by Payee and Maker. For the avoidance of doubt, any increase in the Principal Amount shall only occur upon the express written consent of the Maker and Payee.

4.	Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

5.	Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.	Ratification. Except as specifically amended hereby, all of the terms, covenants and conditions and stipulations contained in the Note are ratified and confirmed in all respects and shall continue to apply with full force and effect.

7.	Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

8.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment, as of the date and year first above written.

MAKER:

PONO CAPITAL TWO, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED: PAYEE:

SBC MEDICAL GROUP HOLDINGS
INCORPORATED

By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

With respect to Section 2 only:
PONO TWO MERGER SUB, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

MEHANA CAPITAL LLC

By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Title:	Manager

/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa

Signature page to Amendment to Promissory Note